                                                                   EXHIBIT 10.19

                             EMPLOYMENT AGREEMENT


     THIS EMPLOYMENT AGREEMENT (the "Agreement") is entered into as of the
                                     ---------
Closing Date, by and between eUniverse, Inc., a corporation organized under the laws of the State of Nevada (the "Company"), and Stephen D. Sellers, an
                                  -------
individual residing in Oakland, California (the "Employee").  Except as
                                                 --------
otherwise defined herein, capitalized terms used herein and defined in that certain Agreement and Plan of Reorganization by and among the Company, The Big Network, Inc. ("BNI"), the Employee and certain shareholders of BNI (the "Reorganization Agreement") shall be used herein as so defined.

                                  WITNESSETH:
                                  ----------

     WHEREAS, the Employee and Company have entered into the Reorganization Agreement, providing for the sale of all of the BNI capital stock owned by the Employee to the Company; and

     WHEREAS, the Company desires to employ the Employee, and the Employee desires to accept such employment, on the terms and subject to the conditions hereinafter set forth;

     NOW, THEREFORE, for and in consideration of the premises and mutual covenants herein contained, the parties hereto hereby agree as follows:

1.  Term of Employment.
    -------------------

     Subject to the terms and conditions of this Agreement, the Company hereby employs the Employee and the Employee hereby accepts employment with the Company pursuant to this Agreement for the period commencing on the Closing Date (the "Commencement Date"), and ending twelve months after the Commencement Date.
------------------
Said period of time is hereinafter referred to as the "Initial Term".
                                                       ------------
Subsequent to the last day of the Initial Term, if the parties do not expressly agree in writing to extend this Agreement for a specified period of time, the Employee's employment by the Company shall continue pursuant to the terms of this Agreement except that the Employee shall be an employee-at-will, without a specified term of employment.

     As used herein, the term "Employment Period" shall mean the entire period
                               -----------------
of time that the Employee is employed by the Company, inclusive of the Initial Term, any extensions hereof for a specified period of time, and any period during which the Employee is an employee-at-will without a specified term of employment.

2.  Position; Duties and Place of Employment.
    -----------------------------------------

     (a) The Company hereby employs the Employee as Vice President, Business Affairs. The Employee shall report to the Chief Executive Officer; provided, however, that the Company, in its sole discretion, shall have the right to make changes in the Employee's reporting assignment. The Employee and the Company agree that the Employee's duties and areas of authority shall be as described on Exhibit "A" attached hereto and shall also include such other duties as shall from time to time be assigned to him reasonably and in good faith by the Company.

     (b) The Employee shall perform his duties faithfully, diligently and to the best of his ability in accordance with the reasonable directions and orders of the person to whom he reports, and the Company's Board of Directors, or their designees, and shall devote such time, efforts and attention to the business and affairs of the Company as may reasonably be required to achieve its objectives and to perform the duties required hereunder. The Employee shall devote substantially all of his working time, efforts and attention for the benefit of the Company and to the performance of his duties and responsibilities under this Agreement.

     (c) The Employee shall not render to others any service of any kind for compensation without the prior approval of the Chief Executive Officer of the Company, which approval shall be at his sole discretion to grant or deny. The Employee shall not engage in any activity, including any ownership interest, which conflicts or interferes with the performance of duties hereunder or usurps the business interests, existing or potential, of the Company, provided, that Employee shall not be prohibited from acquiring a five percent (5%) or under ownership interest in any other publicly traded company.

     (d) The place of employment of the Employee shall be at San Francisco, California. During the Employment Period, the Company shall lease or sublease approximately 2300 square feet of office space in San Francisco, California for the Company's operations (the "San Francisco Office"). During the Employment Period, Employee shall work in the San Francisco office and the Company shall pay all support costs and lease payments for the San Francisco Office up to an amount equal to $10,000.00 per month. At any time that the Company and the Employee deem it to be appropriate, the Employee shall temporarily work at other place or places as may be determined by the Company.

     (e) Except as authorized by the Company in writing or under the terms of this Agreement, the Employee shall not have any right to obligate or bind the Company in any manner whatsoever nor represent to third parties that he has any right to enter into any binding obligation on the Company's behalf.

3.  Compensation.
    -------------

     (a) During the Initial Term, the Company shall pay to the Employee, as compensation for Employee's services and his compliance with this Agreement, a salary of $96,000 per annum, payable in periodic installments in accordance with the Company's normal payroll practices (the "Compensation"), and the whole amount of which shall be guaranteed for the Initial Term as provided herein.

     (b) In addition to the Compensation set forth above in Section 3(a), within thirty (30) days from the date of this Agreement, Employee shall be granted an option to purchase 300,000 shares of Common Stock of the Company, at a per share price of $8.25 with such shares vesting quarterly over a three year period.

4.  Benefits.
    --------

     The Company shall provide the Employee with coverage pursuant to a medical plan which shall be selected by the Company in its sole discretion. The Employee shall also be entitled to participate in all other benefit plans provided by the Company to which Employee is eligible.

5.  Reimbursement of Expenses.
    --------------------------

     The Company shall reimburse the Employee for normal and reasonable business expenses incurred by him in the course of his employment, including the reasonable costs for transportation and accommodations when the Employee is required by the Company to travel away from the location set forth at Section 2(d) herein. Such reimbursement shall be subject to the Company's standard procedures with respect to reimbursement, including such matters as pre-approval requirements, lodging and meal allowances, and reimbursement rates for automobile travel. The Employee shall present to the Company an itemized accounting for such expenses, including receipts, within two (2) weeks of such expenditures.

6.  Confidentiality.
    ----------------

     For a period commencing with the date first above written and continuing in perpetuity, the Employee shall not, either directly or indirectly, on his own behalf or in the service of or on behalf of others, copy, make use of, or disclose or make available, directly or indirectly, to any person, any of the Company's Trade Secrets, as that term is defined in Section 35-51(d) of the Connecticut General Statutes Annotated.

     The Employee acknowledges that in connection with his employment by the Company, he will have access to information and materials which the Company desires to keep confidential, including customer lists, supplier lists, financial statements, business records and data, marketing and business plans, and information and materials relating to the Company's services, products, methods of operation, key personnel, proprietary software and other proprietary intellectual property and any of the Company's information and materials, whether oral or written, that are not Trade Secrets but may be reasonably understood, from legends, the nature of such information itself and/or the circumstances of such information's disclosure, to be confidential and/or proprietary to the Company or to third parties to which the Company owes a duty of nondisclosure (collectively, the "Confidential Information"); provided,
                                     ------------------------
however, that Confidential Information does not include information which (i) is or becomes publicly known through the lawful action of any party other than the Employee; (ii) has been made available by the Company, directly or indirectly, to a non-affiliated third party without obligation of confidentiality; or (iii) is independently developed by the Employee from sources or through persons that the Employee can demonstrate had no access to the Confidential Information or Trade Secrets; or (iv) is lawfully known by the Employee at the time of disclosure other than by reason of discussions with or disclosures by the Company. The Employee may disclose Confidential Information if required by law, a court, or governmental agency of competent jurisdiction, provided that the Company has been notified of the requirement promptly after the

Employee becomes aware of the requirement, and provided, further, that the Employee undertakes all lawful and reasonable measures to avoid disclosing such Confidential Information until the Company has had reasonable time to seek a protective order. The Employee agrees to comply with any protective order that covers the Confidential Information to be disclosed.

     The Employee covenants and agrees that, both during the Employment Period and for a period of two (2) years thereafter, he shall keep secret all Confidential Information and shall not disclose, reveal, divulge or otherwise make known any Confidential Information to any person (other than the Company or its employees or agents in the course of performing his duties hereunder) or use any Confidential Information for his own account or for the benefit of any other individual or entity, except with the prior written consent of the Company.

7.  Ownership of Intellectual Property.
    -----------------------------------

     The Employee agrees that all inventions, copyrightable material, software, formulas, trademarks, Trade Secrets and the like which are developed or conceived by the Employee in the course of his employment by the Company or on the Company's time or property (collectively, the "Intellectual Property") shall
                                                   ---------------------
be disclosed promptly to the Company and the Company shall own all right, title and interest in and to the Intellectual Property. The Parties expressly agree that any and all of the Intellectual Property developed by the Employee shall be considered works made-for-hire for the Company pursuant to the United States Copyright Act of 1976, as amended from time to time. In order to ensure that the Company shall own all right, title and interest in and to the Intellectual Property in the event that any of the Intellectual Property is not deemed a work made-for-hire (as defined in Section 101 of the Copyright Act of 1976) and in any other event, the Employee hereby assigns all such Intellectual Property to the Company, and the Employee covenants and agrees to affix to the Intellectual Property appropriate legends and copyright notices indicating the Company's ownership of all Intellectual Property and all underlying documentation to the extent reasonably appropriate, and shall execute such instruments of transfer, assignment, conveyance or confirmation as the Company considers necessary to transfer, confirm, vest, perfect, maintain or defend the Company's right, title and interest in and to the Intellectual Property throughout the world.

8.  Covenant to Deliver Business Materials and to Report.
    -----------------------------------------------------

     The Employee acknowledges and agrees that all written materials including, without limitation, all memoranda, notes, records, reports, programs, algorithms and other documents or codes (and all copies thereof) concerning the business or affairs of the Company including, without limitation, the Intellectual Property, which he created or obtained or which otherwise came into his possession or control while employed with the Company, are property of the Company. Upon termination of his employment with the Company for any reason whatsoever the Employee shall promptly deliver all such materials and all copies thereof within the Employee's possession to the Company by courier or registered U.S. mail (return receipt requested). In addition, the Employee agrees to render to the Company such reports as it may request with respect to the activities undertaken by him or conducted under his direction in connection with his employment by the Company.

9.  Non-Competition Agreement.
    --------------------------

     The Employee hereby acknowledges and recognizes that prior to the date hereof and during the Employment Period he has been and will be privy to Trade Secrets and other Confidential Information which is critical to the business of the Company; that his services to the Company will be of special, unique and intellectual character; and that the Company would find it extremely difficult to replace the Employee. Accordingly, in the event the employment of the Employee is terminated for any reason, the Employee agrees that, in consideration of the covenants and agreements of the Company contained in this Agreement, the sufficiency of which are hereby acknowledged by the Employee, he shall not, either directly or indirectly through another person or entity, on his own behalf or in the service of or on behalf of others, from the date hereof through the date which is twelve months after the last day of the Employee's employment by the Company (i) engage or participate in, offer, perform or provide any services, business or products which are competitive with those Big Network-style interactive games and instant messaging/live help products and services provided to the Company by Employee within the two year period immediately preceding the date of termination of the Employee's employment by the Company, or (ii) solicit, or attempt to solicit, persuade or induce any client or customer of the Company or any of its subsidiaries to terminate or reduce its business relationship with the Company or any of its subsidiaries.

     The Employee understands that the foregoing restrictions may limit his ability to earn a livelihood in a business similar to the business of the Company and its subsidiaries, but he nevertheless believes that he has received and will receive sufficient consideration and other benefits pursuant to this Agreement to clearly justify such restrictions. In light of his education, skills and ability, the Employee believes that the foregoing restrictions will not prevent him from earning a living.

10.  Right of Injunction.
     --------------------

     The Employee acknowledges that the harm and injury to the Company that would result from the breach or threatened breach of any of the provisions of Sections 6, 7, 8 or 9 of this Agreement (the "Injunctive Sections") by the
                                              -------------------
Employee cannot be adequately compensated for in money damages. The Employee further acknowledges that any breach of any of the provisions of the Injunctive Sections by him would cause the Company irreparable harm. Therefore, the Employee agrees that in the event of a breach or threatened breach of any of the provisions of the Injunctive Sections by him, the Company shall have the right, in addition to any other remedies available to it at law or in equity, to enjoin the Employee in a court of equity from violating or threatening to violate its obligations under the Injunctive Sections; and in any such lawsuit seeking an injunction restraining the Employee from such actual or threatened breach, shall not be required to prove (i) that irreparable harm or injury would result from the breach of said Injunctive Sections, or (ii) that the Company has no adequate remedy at law.

     The Employee shall reimburse the Company for all reasonable costs and expenses (including, without limitation, reasonable attorney's fees and expenses) incurred in connection with the enforcement of any of the provisions of the Injunctive Sections.

     Nothing contained herein shall be construed as prohibiting the Company or the Employee from pursuing any other remedies (including, without limitation, an action for damages) which may be available for any actual or threatened breach of any provision this Agreement, and the pursuit of an injunction or any other particular remedy shall not be deemed to be an election of such remedy to the exclusion of any other remedy.

11.  Termination of Employment.

     (a)  Termination by Company for Cause.  Notwithstanding anything to the
          ---------------------------------
contrary contained herein, the Company may terminate the employment of the Employee at any time for Cause (as defined below) upon written notice to the Employee. As used herein, the term for "Cause" shall be defined as (i) the
                                         -----
Employee shall have committed any material breach of any of the provisions set forth herein; provided that the Employee shall have been provided written notice of such breach and shall not have cured or taken steps to cure such breach within one week after receiving such notice; or (ii) the Employee shall have committed any act of fraud or willful misconduct in connection with the performance of his duties or obligations hereunder, or shall have been convicted of any felony under the laws of the United States or any of its subdivisions (or pleaded guilty or nolo contendre to any such crime) or any other crime that relates to the Employee's services to, or employment by, the Company; or (iii) the Employee shall have committed any material act of misfeasance, malfeasance, nonfeasance, or, dishonesty to the detriment of the Company.

     (b)  Termination Due to Disability.  Notwithstanding anything to the
          ------------------------------
contrary contained herein, but subject to the provisions of applicable law, the Company shall have the right to terminate the Employee's employment by the Company if he becomes Disabled (as hereinafter defined) during the Employment Period. As used herein, "Disabled" shall mean that the Employee has a physical
                          --------
or mental condition which prevents him from performing the essential functions required of him pursuant to this Agreement, with or without accommodation, which condition has continued for a period of sixty (60) consecutive business days or existed for a total of at least ninety (90) business days in any twelve month period as determined in good faith by the Board of Directors of the Company.

     (c)  Termination Due to Death.  Notwithstanding anything to the contrary
          -------------------------
contained herein, the Employee's employment by the Company shall terminate if he dies during the Employment Period.

     (d)  Effect of Termination. Upon termination of this Agreement under
          ---------------------
Section 11(a) above, the compensation and all other obligations of the parties under the Agreement shall cease; provided, however, that the covenants in the Injunctive Sections shall remain in full force and effect.

     (e)  Termination by Company Without Cause.  Notwithstanding anything to the
          -------------------------------------
contrary contained herein, in the event that the Company terminates the Employee other than for Cause, then the Employee shall be entitled to receive the remainder of his Compensation for the unexpired portion of the Initial Term of this Agreement; provided, however, that if the Company has filed a registration statement with the Securities and Exchange Commission pertaining to the offer of any shares of EUI capital stock owned by the Employee and the registration statement has become effective, Employee shall not receive any such remainder Compensation. The covenants in the Injunctive Sections shall survive termination of this Agreement for any reason whatsoever.

12.  Miscellaneous Provisions.
     -------------------------

     (a)  Survival of Certain Obligations. The Employee's duties and obligations
          --------------------------------
under Sections 6, 7, 8 and 9 and the Company's rights under Section 10 of this Agreement and any other provision hereof specifying an obligation or a right of a party after the termination of Employee's employment, for any reason whatsoever, shall survive such termination and shall remain in full force and effect.

     (b)  Successors and Assigns; Prohibition on Assignment.  This Agreement is
          --------------------------------------------------
binding upon, and shall inure to the benefit of, the Company and its successors and assigns. With respect to the Employee, this is an agreement for the performance of personal services. Absent the prior written consent of the Company, and subject to the terms of the Employee's will and the laws of descent and distribution, the Employee shall not assign, transfer, convey, encumber or otherwise dispose of any of his rights under this Agreement, and likewise, he shall not assign any of his duties or obligations under this Agreement.

     (c)  No Conflicts.  The Employee represents and warrants to, and covenants
          -------------
with, the Company that the execution and delivery by him of this Agreement do not, and his performance of his obligations hereunder will not, constitute a breach of any agreement, written or oral, to which he is a party or by which he is bound.

     (d)  Entire Agreement.  This Agreement contains all of the representations,
          -----------------
covenants and agreements between the parties hereto with respect to the subject matter hereof, and constitutes the entire agreement of the parties with respect to said subject matter. This Agreement supersedes any and all other prior or contemporaneous agreements, whether oral or in writing, between the parties with respect to the subject matter thereof.

     (e)  Construction in Favor of Validity.  It is the desire and intent of the
          ----------------------------------
parties hereto that the provisions of this Agreement be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any particular provision of this Agreement shall be adjudicated by a court of competent jurisdiction to be invalid, prohibited or unenforceable for any reason, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction. Notwithstanding the foregoing, if such provision could be more narrowly drawn so as not to be invalid, prohibited or enforceable in such jurisdiction, it shall, as to such jurisdiction, be so narrowly drawn, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

     (f)  Amendment and Waiver. This Agreement may not be amended or modified
          ---------------------
except by an instrument in writing signed by the party to be bound thereby.

     No delay by either party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any right, power or privilege hereunder. Any failure by either party hereto to require strict performance by the other party or any waiver by any party hereto of any term, covenant or agreement herein shall not be construed as a waiver of any other breach of the same or any other term, covenant or agreement herein.

     (g)  Governing Law.  This Agreement shall be governed by and construed in
          --------------
accordance with the laws of the State of Connecticut without giving effect to any principles of conflicts of law.

     (h)  Notices. Any notice required or permitted to be given hereunder shall
          --------
be (a) in writing, (b) effective on the first business day following the date of receipt, and (c) delivered by one of the following means: (i) by personal delivery; (ii) by prepaid, overnight package delivery or courier service; (iii) by the United States Postal Service, first class, certified mail, return receipt requested, postage prepaid; or (iv) by prepaid telecopier, telex, or other similar means of electronic communication (followed by confirmation on the same or following day by overnight delivery or by mail as aforesaid). All notices given under this Agreement shall be addressed as follows:

in the case of the Company:

     eUniverse, Inc.
     101 North Plains Industrial Road
     Wallingford, Connecticut 06492

     Attention:  President
                 ---------

with a copy to

     Christopher G. Martin, Esq.
     Martin, Lois & Gasparrini, LLC
     1177 Summer Street
     Stamford, CT  06905

and, in the case of the Employee:

     Stephen D. Sellers


or to such other addresses or telecopier numbers of which the parties have been advised in writing by any of the above-described means. Personal delivery to a party or to any officer, partner, agent, or employee of such party at its address herein shall constitute receipt. The following shall also constitute receipt: (i) a party's rejection or other refusal to accept notice, and (ii) the inability to deliver to a party because of a changed address or telecopier number of which no notice has been received by the other party. Notwithstanding the foregoing, no notice of change of address or telecopier number shall be effective until ten (10) days after the date of receipt thereof. This Section shall not be construed in any way to affect or impair any waiver of notice or demand herein provided.

     IN WITNESS WHEREOF, this Agreement was executed by the undersigned as of the date first above written.

                                    eUniverse, Inc.
                                    ("Company")

                                 By: __________________________
                                    Name:
                                    Its:

                                    ___________________________
                                    Name:  Stephen D. Sellers
                                    ("Employee')

                                  EXHIBIT "A"
                                  -----------

                         DUTIES AND AREAS OF AUTHORITY
                         -----------------------------

The Employee shall be employed as Vice President, Business Affairs, and will have responsibility for Company strategy and oversight of all business development activity for the Company. Specfically, he shall chair the Senior Management Board (the internal Board constituted of the Company Vice Presidents and Division Chiefs, the CTO and CFO, which may be constituted under another name) so long as it is in existence. He shall also be responsible for all business development activity. All other employees engaged in business development activities (with the exception of the CEO) shall report to him or shall channel their activity through him for his approval. Under the direction of the Chairman and CEO, he shall have signing and approval responsibility for all business development activity.